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April 19, 2013

Pingtan Marine Enterprise Ltd.
18/F, Zhongshan Building A
No. 154 Hudong Road
Fuzhou, PRC 350001

Re:	Pingtan Marine Enterprise Ltd. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Pingtan Marine Enterprise Ltd., a company incorporated under the laws of the Cayman Islands (f/k/a China Growth Equity Investments Ltd.) (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the registration and resale by the selling securityholders named in the Registration Statement of an aggregate of 78,465,000 ordinary shares, par value $0.001 per share, of the Company (the “Ordinary Shares”); (ii) the registration and resale by the selling securityholders named in the Registration Statement of an aggregate of 3,966,667 warrants to purchase ordinary shares par value $0.001 per share, of the Company, which warrants were originally issued to Chum Capital Group Limited,. in a private placement prior to the Company’s initial public offering (the “Sponsor Warrants”), (iii) the registration, issuance and sale by Company of an aggregate of 3,966,667 ordinary shares par value $0.001 per share, of the Company, issuable upon exercise of the Sponsor Warrants; (iv) the registration and sale by the selling securityholders named in the Registration Statement of up to 3,966,667 ordinary shares par value $0.001 per share, of the Company, that are issuable, in transactions exempt from registration under the Securities Act of 1933, as amended, upon exercise of the Sponsor Warrants by the selling securityholders; and (v) the issuance and sale by us of up to 5,000,000 ordinary shares par value $0.001 per share, of the Company, upon the exercise of warrants that were originally issued by the Company in connection with its initial public offering (the “Public Warrants” and together with the Sponsor Warrants, the “Warrants”) and that became exercisable upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 24, 2012, between the Company, China Dredging Group Co., Ltd., China Growth Dredging Sub Ltd. and Xinrong Zhuo and by that certain Share Purchase Agreement, dated as of October 24, 2012, between the Company and Merchant Supreme Co., Ltd. The Warrants were issued pursuant to a Warrant Agreement, dated as of June 2, 2011, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”).

NEW YORK ♦ LONDON ♦ HONG KONG ♦ CHICAGO ♦ WASHINGTON, D.C. ♦ BEIJING ♦ PARIS ♦ LOS ANGELES ♦ SAN FRANCISCO ♦ PHILADELPHIA ♦ SHANGHAI ♦ PITTSBURGH ♦ HOUSTON ♦ SINGAPORE ♦ MUNICH ♦ ABU DHABI ♦ PRINCETON ♦ NORTHERN VIRGINIA ♦ WILMINGTON ♦ SILICON VALLEY ♦ DUBAI ♦ CENTURY CITY ♦ RICHMOND ♦ GREECE ♦KAZAKHSTAN

Pingtan Marine Enterprise Ltd. 18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC 350001

April 19, 2013

In rendering the opinions expressed below, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on, and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

This letter is limited to the federal laws of the United States of America. We express no opinion as to matters related to securities or “blue sky” laws of any jurisdiction or any rules or regulations thereunder (other than the federal laws of the United States of America).

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP

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